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                                                                  EXECUTION COPY

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                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                          BMJ MEDICAL MANAGEMENT, INC.

                                       AND

                      ORTHOPAEDIC SURGERY ASSOCIATES, INC.




                        Effective as of September 1, 1997

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


                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----

ARTICLE I     TRANSFER OF PURCHASED ASSETS, ASSUMPTION OF
              LIABILITIES AND RELATED MATTERS ..........................     2
   1.1.       Transfer of Assets .......................................     2
   1.2.       Assets Not Being Transferred .............................     3
   1.3.       Liabilities Being Assumed ................................     3
   1.4.       Liabilities Not Being Assumed ............................     3
   1.5.       Instruments of Conveyance and Transfer, Etc ..............     4
   1.6.       Right of Endorsement, Etc ................................     4
   1.7.       Further Assurances .......................................     5
   1.8.       Assignment of Leases .....................................     6
   1.9.       Condition of Purchased Assets ............................     6

ARTICLE II    PURCHASE PRICE; ALLOCATION ...............................     7
   2.1.       Purchase Price; Payment ..................................     7
   2.2.       Allocation of Purchase Price .............................     7
   2.3.       Accounts Receivable Payment ..............................     7

ARTICLE III   REPRESENTATIONS AND WARRANTIES ...........................     9
   3.1.       Representations and Warranties of the Seller .............     9
   3.2.       Representations and Warranties of the Buyer ..............    13

ARTICLE IV    CONDITIONS TO CLOSING ....................................    15
   4.1.       Conditions to Each Party's Obligations ...................    15
   4.2.       Conditions to Obligations of the Buyer ...................    16
   4.3.       Conditions to Obligations of the Seller ..................    17
   4.4.       Related Agreements .......................................    18

ARTICLE V     CLOSING ..................................................    19
   5.1.       Date .....................................................    19
   5.2.       Closing Transactions .....................................    19

ARTICLE VI    INDEMNIFICATION ..........................................    21
   6.1.       Definitions ..............................................    21
   6.2.       Indemnification Generally ................................    23
   6.3.       Assertion of Claims ......................................    23


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   6.4.       Notice and Defense of Third Party Claims .................    24
   6.5.       Survival of Representations, Warranties and
              Covenants ................................................    25
ARTICLE VII   NON-COMPETITION ..........................................    26


ARTICLE VIII  REPURCHASE OF ASSETS .....................................    26

ARTICLE IX    AMENDMENT, MODIFICATION AND WAIVER .......................    26

ARTICLE X     MISCELLANEOUS ............................................    27
   10.1.      Transfer Taxes, Etc ......................................    27
   10.2.      Entire Agreement .........................................    27
   10.3.      Descriptive Headings .....................................    27
   10.4.      Notices ..................................................    27
   10.5.      Counterparts .............................................    28
   10.6.      Bulk Sales Compliance ....................................    29
   10.7.      Governing Law; Jurisdiction ..............................    29
   10.8.      Attorneys' Fees ..........................................    29
   10.9.      Benefits of Agreement ....................................    30
   10.10.     Pronouns .................................................    30
   10.11.     Change of Law ............................................    30


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EXHIBITS
--------
Exhibit A              -        Bill of Sale
Exhibit B              -        Assignment and Assumption Agreement

SCHEDULES
---------
1.1(a)            -             Medical Equipment
1.1(b)            -             Furniture, Furnishings, Trade
                                Fixtures, and Office Equipment
1.1(c)            -             Equipment Leases
1.1(d)            -             Supplies
1.1(e)            -             Accounts Receivable
1.1(f)            -             Office Leases
1.1(g)            -             Deposits
1.1(h)            -             Additional Items
2.2               -             Allocation of Purchase Price
3.1(b)            -             Seller Consents
3.1(c)            -             Claims
3.1(d)            -             Seller Litigation
3.2(b)            -             Buyer Consents
3.2(c)                          Buyer Litigation

                                   Definitions

The following terms which may appear in more than one Section of this Agreement are defined at the following pages:

TERM                                                                     PAGE
----                                                                     ----

A/R Amount ............................................................    7
A/R Balance ...........................................................    8
A/R Collections .......................................................    7
A/R Shortfall .........................................................    8
Accounts Receivable ...................................................    2
Affiliate .............................................................   21
Articles of Incorporation .............................................   10
Assignment and Assumption Agreement ...................................    4
Assumed Obligations ...................................................    3
Bill of Sale ..........................................................    4
bulk sales laws .......................................................   22
Business Day ..........................................................   28
Buyer .................................................................    1
Buyer Indemnification Event ...........................................   21
Buyer Indemnified Persons .............................................   22
Bylaws ................................................................   10
Claims ................................................................   11
Closing ...............................................................   19
Closing Date ..........................................................   19
Collections ...........................................................   34
Determination Date ....................................................    8
Excluded Assets .......................................................    3
Excluded Obligations ..................................................    4
Final Statement .......................................................    8
Indemnified Persons ...................................................   22
Indemnifying Person ...................................................   22
Legal Determination ...................................................   30
Losses ................................................................   22
Management Services Agreement .........................................    1
Permitted Liens .......................................................   11
Purchase Price ........................................................    7
Purchased Assets ......................................................    2
Related Agreements ....................................................   16
Remainders ............................................................    8
Seller ................................................................    1
Seller Indemnification Event ..........................................   22
Seller Indemnified Persons ............................................   23
Signature Date ........................................................    1
Statement of Allocation ...............................................    7
Subject Business ......................................................    1
Threshold Month .......................................................    8

                                            THIS ASSET PURCHASE AGREEMENT is
                                       entered into on October 16, 1997 (the
                                       "Signature Date"), effective as of
                                       September 1, 1997 , between BMJ MEDICAL
                                       MANAGEMENT, INC., a Delaware corporation
                                       (the "Buyer"), and ORTHOPAEDIC SURGERY
                                       ASSOCIATES, INC., a Florida corporation
                                       (the "Seller").

     A. The Seller is engaged in the business (the "Subject Business") of providing orthopedic medical and surgical services and related medical and ancillary services to patients.

     B. The Buyer is engaged in the business of providing management, administrative, financial, marketing, information technology, and related services to professional medical organizations.

     C. Concurrently herewith, the Seller and the Buyer are entering into a Management Services Agreement (the "Management Services Agreement"), pursuant to which the Buyer will furnish to the Seller management, administrative, and related services.

     D. The Seller desires to sell, transfer, convey and assign to the Buyer and the Buyer desires to purchase from the Seller, certain of the assets, properties, interests in properties and rights of the Seller used in the Subject Business upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I

                   TRANSFER OF PURCHASED ASSETS, ASSUMPTION OF
                         LIABILITIES AND RELATED MATTERS


1.1. Transfer of Assets.

     On the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), the Seller shall sell, transfer, convey and assign to the Buyer, and the Buyer shall purchase, assume, and accept from the Seller, the following assets, properties, interests in properties and rights of the Seller (the "Purchased Assets"), as the same shall exist immediately prior to the Closing, free and clear of all Claims (as defined below) (except Permitted Liens (as defined below)):


          (a) the medical equipment owned by the Seller and listed on Schedule 1.1(a);

          (b) the furniture, furnishings, trade fixtures, and office equipment owned by the Seller and listed on Schedule 1.1(b);

          (c) the Seller's rights and interests under the equipment leases identified on Schedule 1.1(c), subject to the Buyer's assumption of the obligations accruing thereunder as provided in Section 1.3;

          (d) the supplies described on Schedule 1.1(d);

          (e) the accounts receivable described on Schedule 1.1(e) (the "Accounts Receivable") (subject to applicable law and in accordance with
     Section 1.6 hereof);

          (f) the Seller's rights and interests under the office leases identified in Schedule 1.1(f), subject to the Buyer's assumption of the obligations accruing thereunder as provided in Section 1.3;


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          (g) the deposits identified on Schedule 1.1(g); and

          (h) any additional items identified on Schedule 1.1(h).


1.2. Assets Not Being Transferred.

     All assets, properties, interests in properties, and rights of the Seller not expressly identified in Section 1.1 or the Schedules referenced therein (the "Excluded Assets") are expressly excluded from the assets of the Seller being sold, assigned, or otherwise transferred to the Buyer.


1.3. Liabilities Being Assumed.

     Except as otherwise provided herein and subject to the terms and conditions of this Agreement, simultaneously with the sale, transfer, conveyance and assignment to the Buyer of the Purchased Assets, the Buyer shall assume, and hereby agrees to pay when due, those liabilities accruing after the Closing Date (as hereinafter defined) under the equipment leases identified in Schedule 1.1(c) and the office leases identified in Schedule 1.1(f) (the "Assumed Obligations"); provided, however, that any and all obligations and liabilities arising under any such lease as of or prior to the Closing Date and any and all obligations and liabilities arising out of or in connection with the Seller's breach of any such lease as of or prior to the Closing Date shall, in each case, remain the obligations and liabilities of the Seller.


1.4. Liabilities Not Being Assumed.


     The Buyer is not assuming any liabilities or obligations of the Seller (fixed or contingent, known or unknown, matured or unmatured) whatsoever other than the Assumed Obligations. For convenience of reference, all liabilities and


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obligations of the Seller not being assumed by the Buyer are collectively referred to as the "Excluded Obligations." The Seller hereby agrees to pay all Excluded Obligations as and when such Excluded Obligations become due.


1.5. Instruments of Conveyance and Transfer, Etc.

     At the Closing, the Seller shall deliver (or cause to be delivered) to the Buyer such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of sale, transfer, conveyance and assignment as shall be necessary to sell, transfer, convey and assign to the Buyer, in accordance with the terms hereof, title to the Purchased Assets, free and clear of all Claims (except Permitted Liens), including, without limitation, the delivery of a Bill of Sale (the "Bill of Sale") substantially in the form of Exhibit A attached hereto and the delivery of an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") substantially in the form of Exhibit B attached hereto. Simultaneously therewith, the Seller shall take all steps as may be reasonably required to put the Buyer in possession and operating control of the Purchased Assets.


1.6. Right of Endorsement, Etc.

     Effective upon the Closing, the Seller hereby constitutes and appoints the Buyer, its successors and assigns, the true and lawful attorney-in-fact of the Seller with full power of substitution, in the name of the Buyer, or the name of the Seller, on behalf of and for the benefit of the Buyer, to collect all Accounts Receivable assigned to the Buyer as provided herein, to endorse, without recourse, checks, notes and other instruments received in payment of such Accounts Receivable in the name of the Seller, and to institute and prosecute, in the name of the Seller or otherwise, all proceedings which the Buyer may deem proper in order to assert or enforce any claim, right or


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title of any kind in or to the Purchased Assets (provided that the Buyer shall not, without the consent of the Seller, initiate any such proceeding to collect on Accounts Receivable acquired hereunder), to defend and compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets and to do all such acts and things in relation thereto as the Buyer may deem advisable. The foregoing powers are coupled with an interest and shall be irrevocable by the Seller, directly or indirectly, whether by the dissolution of the Seller or in any manner or for any reason; provided, however that notwithstanding anything to the contrary contained herein, collections of Medicare and Medicaid Accounts Receivable shall first be deposited into the Medical Group Collections Account (as defined in the Management Services Agreement) and shall thereafter be transferred to an account designated by the Buyer in accordance with the procedures outlined in Section 5.1 of the Management Services Agreement. Notwithstanding anything contained herein to the contrary, the power of attorney granted to the Buyer in this Section 1.6 shall be terminated upon the termination of the Management Services Agreement.


1.7. Further Assurances.

     The Seller shall pay or cause to be paid to the Buyer promptly any amounts which shall be received by the Seller after the Closing which constitute Purchased Assets, including all amounts paid to the Seller on account of the Accounts Receivable. The Seller shall, at any time and from time to time after the Closing, upon the reasonable request of the Buyer, execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered or filed and perform or cause to be performed, all such further acts, transfers, conveyances, assignments or assurances as may reasonably be required for better selling, transferring, conveying, assigning and assuring to the Buyer, or for aiding and assisting in the collection of or reducing to possession by the Buyer, any of the assets,


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properties, interests in properties or rights being purchased by the Buyer hereunder. Any reasonable expenses incurred in connection with the foregoing shall be borne by the Seller.


1.8. Assignment of Leases.

     Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or attempted agreement to assign any office lease or equipment lease if an attempted assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way affect the rights of the Buyer or the Seller thereunder. The Seller shall use its best efforts, and the Buyer shall cooperate with the Seller, to obtain the consent of any such third party to the assignment thereof to the Buyer. If such consent is not obtained, the Seller shall cooperate with the Buyer in any arrangements reasonably necessary or desirable to provide for the Buyer the benefits (together with the obligations to perform) thereunder.


1.9. Condition of Purchased Assets.

     The Buyer acknowledges that the Seller makes no representations or warranties, express or implied, as to any matter whatsoever relating to the

Purchased Assets, except for the representations and warranties expressly set forth in this Agreement, and except as set forth expressly herein, the condition of the Purchased Assets shall be "as is" and "where is".


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


                                   ARTICLE II

                           PURCHASE PRICE; ALLOCATION


2.1. Purchase Price; Payment.

     The purchase price (the "Purchase Price") to be paid for the Purchased Assets shall equal the sum of the following amounts:

          (a) $4,609,299.00;

          (b) $2,000,000 (the "A/R Amount"), subject to adjustment in accordance with Section 2.3, which amount is a good faith estimate of the aggregate face value of all Accounts Receivable outstanding as of the Signature Date and set forth on Schedule 1.1(e); and

          (c) 239,751 shares (the "Shares") of common stock, $.001 par value, of the Buyer.


2.2. Allocation of Purchase Price.

     The Purchase Price shall be allocated among the Purchased Assets in a statement (the "Statement of Allocation") reflecting the allocation set forth in
Schedule 2.2 attached hereto. The parties shall complete their respective tax returns for the period which includes the Closing Date in a manner that is consistent with the Statement of Allocation.


2.3. Accounts Receivable Payment.

     The portion of the Purchase Price specified in Section 2.1(b) is subject to adjustment and shall be paid or repaid as follows:

          (a) In the event that the aggregate amount of collections received by the Buyer in payment of the Accounts Receivable (the "A/R Collections"), at any time prior to the


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     first anniversary of the Signature Date (the "Determination Date"), exceeds the A/R Amount (such excess amount being referred to herein as an "A/R Balance"), the Buyer shall pay to the Seller on the last day of the month occurring after the month in which the Buyer first determines such A/R Balance exists (such month in which the Buyer determines that an A/R Balance occurred being referred to as the "Threshold Month") an amount equal to the A/R Balance that had accrued through the last day of the Threshold Month and, on the last day of each month occurring thereafter through and including the Determination Date, the Buyer shall pay to the Seller an amount, if any, equal to the A/R Balance as of the last day of the previous month, less, in each case, the aggregate amount previously paid pursuant to this sentence. The Buyer shall deliver to the Seller, within 30 days after delivery of the Final Statement (as hereinafter defined), a check in an amount, if any, equal to the A/R Balance as of the Determination Date less the total amount of all payments made to the Seller prior to such date pursuant to this Section 2.3(a). Within thirty (30) days after the Determination Date, the Buyer shall furnish to the Seller a statement (the "Final Statement") setting forth the A/R Collections, including detail of write-offs of any of the Accounts Receivable, the remaining outstanding balance of the Accounts Receivable, and any other detail relating thereto as the Seller may reasonably request. If, as of the Determination Date, the A/R Collections are less than the A/R Amount (such deficit being referred to herein as the "A/R Shortfall"), the Seller shall pay the A/R Shortfall to the Buyer by check in six equal monthly installments (the first payment due 10 days after delivery of the Final Statement). The parties hereto acknowledge and agree that after delivery of the Final Statement and payment in full of the A/R Balance or A/R Shortfall, as the case may be, neither party shall have any other obligation to the other party with respect to the Accounts Receivable, except that all remaining uncollected Accounts Receivable (the "Remainder") shall be turned over to the Seller for disposition in such manner as the Seller, in its sole discretion, shall determine. If the


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


     Buyer or any of its employees, including any Administrative Personnel (as defined in the Management Services Agreement) assists the Seller in collecting the Remainder, the Seller shall pay the Buyer on the first of each month a collection fee equal to six percent (6%) of that portion of the Remainder collected during the preceding month. Notwithstanding anything to the contrary contained herein, in the event that the Management Services Agreement is terminated prior to the Determination Date, such date of termination shall be deemed the Determination Date for purposes of this
     Section 2.3(a).

          (b) All payments by patients and third party payors shall be accounted for on a first-in-first-out basis unless any such payment is identified as a payment in respect of a particular invoice or otherwise is designated as payment of a particular invoice or for a particular service.


                                   ARTICLE III


                         REPRESENTATIONS AND WARRANTIES


3.1. Representations and Warranties of the Seller.

     The Seller hereby represents and warrants to the Buyer, as of the Signature Date, as follows:

          (a) Organization; Good Standing; Qualification and Power. The Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, to execute and deliver this Agreement, the Bill of Sale and the Assignment and Assumption Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller has delivered to the Buyer a true and correct copy of its articles of incorporation (the "Articles of


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     Incorporation") and its bylaws (the "Bylaws"), each as in effect on the date hereof.

          (b) Authority. The execution, delivery and performance of this Agreement, the Bill of Sale and the Assignment and Assumption Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement, the Bill of Sale and the Assignment and Assumption Agreement have been duly and validly executed and delivered by the Seller and constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Neither the execution, delivery or performance by the Seller of this Agreement, the Bill of Sale or the Assignment and Assumption Agreement nor the consummation by the Seller of the transactions contemplated hereby or thereby, nor compliance by the Seller with any provision hereof or thereof will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of the Seller,
     (ii) cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license or other instrument, obligation or agreement to which the Seller is a party or by which it or any of its respective properties or assets may be bound or (iii) to the Seller's best knowledge, violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental body applicable to the Seller or any of its respective properties or assets. Except as set forth on Schedule 3.1(b), to the Seller's best knowledge, no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or


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     performance by the Seller of this Agreement, the Bill of Sale or the
     Assignment and Assumption Agreement or the consummation of the transactions contemplated hereby or thereby.

          (c) Title to Assets, Properties, Interests in Properties and Rights and Related Matters.

               (i) The Seller has good and valid title to all of the Purchased Assets, free and clear of all security interests, judgments, liens, pledges, claims, charges, escrows, encumbrances, easements, options, rights of first refusal, rights of first offer, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money (collectively, "Claims"), of any kind or character, except for
          (A) those Claims set forth on Schedule 3.1(c) and (B) Permitted Liens.

               (ii) There does not exist any condition which materially interferes with the economic value or use (consistent with the Seller's past practice) of any tangible personal property included in the Purchased Assets and such property is in good operating condition and repair, reasonable wear and tear excepted.

               (iii) The Seller has the complete and unrestricted power and the unqualified right to sell, transfer, convey and assign, and the Seller is hereby selling, transferring conveying and assigning to the Buyer, the Purchased Assets, free and clear of all Claims (other than those claims set forth on Schedule 3.1(c) and Permitted Liens).

               (iv) As used in this Agreement, "Permitted Liens" shall mean (A) any lien for current taxes not yet due and payable, (B) liens of carriers, warehousemen, mechanics and materialmen created in the ordinary course of the Subject


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          Business for amounts not yet due and payable which do not materially detract from the value or impair the use of any property or assets,
          (C) in the case of Purchased Assets, liens incurred in the ordinary course of the Subject Business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits and

          (D) statutory landlord liens securing rents not yet due and payable.

          (d) Litigation. Except as set forth on Schedule 3.1(d), there are no
     (i) actions, suits, claims, legal or administrative or arbitration proceedings or, to the Seller's best knowledge, investigations pending or, to the Seller's best knowledge, threatened against the Seller, the Purchased Assets or the Subject Business, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or (ii) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Seller or affecting the Purchased Assets or the Subject Business. The Seller has delivered to the Buyer all documents and correspondence relating to matters referred to in said Schedule 3.1(d).

          (e) Compliance; Governmental Authorizations. To the Seller's best knowledge, the Seller has complied in all material respects with all applicable Federal, state, local or foreign laws, ordinances, regulations and orders. The Seller has all Federal, state, local and foreign governmental licenses and permits necessary in the conduct of the Subject Business the lack of which would have a material adverse effect on the Seller's ability to operate the Subject Business after the Closing Date on substantially the same basis as presently operated, such licenses and permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the Seller's best knowledge, threatened to revoke or limit any thereof. None of such licenses and permits shall be affected in any material respect by the transactions contemplated hereby.

          (f) Disclosure. Neither this Agreement (including the Exhibits and Schedules attached hereto), the Bill of Sale, the Assignment and Assumption Agreement nor any other document, certificate or written statement furnished to the Buyer by or on behalf of the Seller in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.


3.2. Representations and Warranties of the Buyer.

     The Buyer represents and warrants to the Seller, as of the Signature Date, as follows:

          (a) Organization, Good Standing and Power. The Buyer (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the Assignment and Assumption Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          (b) Authority. The execution, delivery and performance of this Agreement and the Assignment and Assumption Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement and the Assignment and Assumption Agreement have been duly and validly executed and delivered by the Buyer, and constitute legal, valid and binding obligations of the Buyer, enforceable in accordance with their respective terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Neither the execution, delivery or performance by the Buyer of this Agreement or the Assignment and Assumption Agreement nor the consummation by the Buyer of the transactions contemplated hereby or thereby, nor compliance by the Buyer with any provision hereof or thereof, will (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation or By-laws of the Buyer, (ii) cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any material note, bond, lease, mortgage, indenture, license or other instrument, obligation or agreement to which the Buyer is a party or by which it or any of its properties or assets is or may be bound or (iii) violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental body applicable to the Buyer or any of its properties or assets. Except as set forth on Schedule 3.2(b), no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance by the Buyer of this Agreement or the Assignment and Assumption Agreement or the consummation by the Buyer of the transactions contemplated hereby or thereby.

          (c) Litigation. Except as set forth on Schedule 3.2(c), there are no
     (i) actions, suits, claims, legal or administrative or arbitration proceedings or, to the Buyer's best knowledge, investigations pending or, to the Buyer's best knowledge, threatened against the Buyer, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or (ii) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Buyer.

          (d) Compliance; Governmental Authorizations. To the Buyer's best knowledge, the Buyer has complied in all material respects with all applicable Federal, state, local or foreign laws, ordinances, regulations and orders. The Buyer has all Federal, state, local and foreign governmental licenses and permits necessary in the conduct of its business, the lack of which would have a material adverse effect on the Buyer's ability to operate its business after the Closing Date on substantially the same basis as presently operated, such licenses and permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the Buyer's best knowledge, threatened to revoke or limit any thereof. None of such licenses and permits shall be affected in any material respect by the transactions contemplated hereby.

          (e) Disclosure. Neither this Agreement (including the Exhibits and Schedules attached hereto), the Assignment and Assumption Agreement nor any other document, certificate or written statement furnished to the Seller by or on behalf of the Buyer in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.


                                   ARTICLE IV

                              CONDITIONS TO CLOSING


4.1. Conditions to Each Party's Obligations.

     The obligations of the Seller to sell the Purchased Assets, and of the Buyer to purchase the Purchased Assets, are subject to the satisfaction of the following conditions unless waived in writing (to the extent such conditions can be waived by the Seller or the Buyer, as applicable):

          (a) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated hereby shall have been issued by any Federal or state court and remain in effect. Each party agrees to use its best efforts to have any such injunction or order lifted.

          (b) Legislation. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions.

          (c) Related Agreements. Each of the related agreements identified in

     Section 4.4 hereof (collectively, the "Related Agreements") shall have been fully executed and delivered prior to or at the Closing by all of the parties required to execute and deliver such agreements.


4.2. Conditions to Obligations of the Buyer.

     The obligation of the Buyer to purchase the Purchased Assets is subject to the satisfaction of the following conditions unless waived in writing (to the extent such conditions can be waived) by the Buyer:

          (a) Representations and Warranties. The representations and warranties of the Seller set forth in Section 3.1 shall in each case be true and correct in all material respects as of the Closing Date and as of the Signature Date as though made at and as of the Signature Date.

          (b) Performance of Obligations. The Seller shall have performed all obligations required to be performed by it under this Agreement prior to and at the Closing.

          (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement, the Bill of Sale and the Assignment and Assumption Agreement by the Seller and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Seller and the Seller shall have full power and right to consummate the transactions contemplated hereby and thereby.

          (d) Consents and Approvals. The Seller shall have delivered to the Buyer duly executed copies of (i) consents to the assignment of the equipment leases and office leases listed on Schedules 1.1(c) and 1.1(f), respectively, and (ii) all other approvals, if any, required by this Agreement or the Schedules, in each case in form and substance satisfactory to the Buyer and counsel to the Buyer.

          (e) Government Consents, Authorizations, Etc. All consents, authorizations, orders or approvals of, and filings or registrations with, any Federal, state, local or foreign governmental commission, board or other regulatory body which are required for or in connection with the execution and delivery by the Seller of this Agreement, the Bill of Sale and the Assignment and Assumption Agreement and the consummation by the Seller of the transactions contemplated hereby and thereby shall have been obtained or made.


4.3. Conditions to Obligations of the Seller.

     The obligation of the Seller to sell the Purchased Assets to the Buyer is subject to the satisfaction of the following conditions unless waived in writing (to the extent such conditions can be waived) by the Seller:


          (a) Representations and Warranties. The representations and warranties of the Buyer set forth in Section 3.2 shall in each case be true and correct in all material respects as of the Closing Date and as of the Signature Date as though made at and as of the Signature Date.

          (b) Performance of Obligations. The Buyer shall have performed all obligations required to be performed by it under this Agreement prior to and at the Closing.

          (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement and the Assignment and Assumption Agreement by the Buyer and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Buyer.

          (d) Government Consents, Authorizations, Etc. All consents, authorizations, orders or approvals of, and filings or registrations with, any Federal, state, local or foreign governmental commission, board or other regulatory body which are required for or in connection with the execution and delivery by the Buyer of this Agreement and the Assignment and Assumption Agreement and the consummation by the Buyer of the transactions contemplated hereby and thereby shall have been obtained or made.


4.4. Related Agreements.

     The Related Agreements referred to in this Agreement consist of the following:

          (a) the Management Services Agreement between the parties hereto;

          (b) the Restricted Stock Agreements between the Buyer and each of the physicians receiving capital stock of the Buyer as of the date hereof, respectively;

          (c) the Stockholder Non-Competition Agreements among the Seller, the Buyer, and each of the physicians receiving capital stock of the Buyer as of the date hereof, respectively;

          (d) the Assignment of Office Leases, relating to each of the medical office premises identified on Schedule 1.1(f), entered into between the parties hereto;

          (e) the Bill of Sale executed by the Seller; and

          (f) the Assignment and Assumption Agreement between the Seller and the Buyer.


                                    ARTICLE V

                                     CLOSING


5.1. Date.

     The closing (the "Closing") for the consummation of the transactions contemplated by this Agreement shall be deemed to have taken place at 12:01 a.m. on September 1, 1997 (the "Closing Date"), irrespective of the actual date(s) and time(s) that all of the documents required hereunder are executed and delivered.


5.2. Closing Transactions.

     At the Closing, the parties shall take the actions and deliver the documents identified in this Section 5.2. The Closing shall not be deemed to have taken place, and the transactions contemplated by this Agreement shall not be deemed to have been consummated, unless all of the closing transactions identified in this Section 5.2 have been completed or waived in writing by the parties.

          (a) The Seller shall deliver to the Buyer an executed copy of the Bill of Sale.

          (b) Each of the parties shall execute and deliver to the other a copy of the Assignment and Assumption Agreement.

          (c) The Buyer shall deliver to the Seller the Purchase Price payable according to the following: (i) $4,278,642.00 by cashier's check or wire transfer of funds to an account designated in writing by the Seller, (ii) a promissory note in the principal amount of $2,330,657.00, payable by the Buyer to the Seller in form and substance mutually agreeable to the parties hereto and (iii) certificates representing the Shares registered in the names of those persons set forth on Annex I attached hereto.

          (d) Each of the parties shall execute and deliver to the other a fully executed copy of the Management Services Agreement.


          (e) The Seller shall deliver Restricted Stock Agreements to the Buyer executed by each of the physicians receiving capital stock of the Buyer as of the date hereof, respectively, and the Buyer shall execute and deliver to the Seller Restricted Stock Agreements for each of the physicians receiving capital stock of the Buyer as of the date hereof, respectively.

          (f) The Buyer shall deliver to the physicians receiving capital stock of the Buyer as of the date hereof stock certificates issued in their respective names as required under the terms of the Restricted Stock Agreements.

          (g) The Seller shall deliver to the Buyer Stockholder Non-Competition Agreements executed by each of the physicians receiving capital stock of the Buyer as of the date hereof.

          (h) The Seller shall deliver to the Buyer a copy of the resolutions of the Seller authorizing the transactions contemplated hereby, accompanied by a certificate of the Seller stating that such resolution has been duly adopted in accordance with Seller's Articles of Incorporation and By-laws.

                                   ARTICLE VI

                                 INDEMNIFICATION


6.1. Definitions.

     As used in this Agreement, the following terms shall have the following meanings:

          (a) "Affiliate", as to any person, means any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such person.

          (b) "Buyer Indemnification Event" shall mean the following:

               (i) (A) the untruth, inaccuracy or breach of any representation or warranty of the Seller contained in this Agreement, any Schedule or Exhibit attached hereto, the Bill of Sale, the Assignment and Assumption Agreement or any certificate delivered by the Seller in connection herewith (or any facts or circumstances constituting any such untruth, inaccuracy or breach) or (B) the breach of any agreement or covenant of the Seller contained in this Agreement, the Bill of Sale, or the Assumption or Assignment Agreement which is not cured within thirty (30) days after the Seller receives written notice of such breach from the Buyer;

               (ii) the assertion against any Buyer Indemnified Person of any liability or obligation arising from, relating to, or in any way connected with the operation of the Subject Business at any time prior to the Closing;

               (iii) the assertion against any Buyer Indemnified Person of any liability or obligation arising from, relating to, or in any way connected with any Excluded Obligation; and

               (iv) any non-compliance by the Seller with any "bulk sales laws" to the extent that such laws may be applicable to the transactions contemplated hereby.

          (c) "Buyer Indemnified Persons" shall mean and include the Buyer, its Affiliates and their respective officers, directors, and employees.

          (d) "Indemnified Persons" shall mean the Buyer Indemnified Persons or the Seller Indemnified Persons, as the case may be.

          (e) "Indemnifying Person" shall mean the Buyer or the Seller, as the case may be.

          (f) "Losses" shall mean any and all losses, claims, damages, liabilities, expenses (including reasonable attorneys' and accountants' fees), assessments, tax deficiencies and taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from any matter which is the subject of indemnification under Section 6.2.

          (g) "Seller Indemnification Event" shall mean (i) the untruth, inaccuracy or breach of any representation or warranty of the Buyer contained in this Agreement, any Schedule or Exhibit attached hereto, the Assignment and Assumption Agreement or any certificate delivered by the Buyer in connection herewith (or any facts or circumstances constituting any such untruth, inaccuracy or breach) or (ii) the breach of any agreement or covenant of the Buyer contained in this Agreement or the Assignment and Assumption Agreement which is not cured within thirty (30) days after the Buyer receives written notice of such breach from the Seller, including, without limitation, the assertion against any Seller Indemnified Person of any liability or obligation arising from, relating to, or in any way connected with any Assumed Obligation.

          (h) "Seller Indemnified Persons" shall mean and include the Seller and its equity owners, directors, officers and employees.


6.2. Indemnification Generally.

     (a) The Seller shall indemnify, defend and hold harmless the Buyer Indemnified Persons, and each of them, from and against any and all Losses resulting from Buyer Indemnification Events.

     (b) The Buyer shall indemnify, defend and hold harmless the Seller Indemnified Persons, and each of them, from and against any and all Losses resulting from Seller Indemnification Events.

     (c) The parties hereto agree that in the event of a conflict between the terms of this Article VI and the terms of the Management Services Agreement, the terms and provisions of the Management Services Agreement shall prevail.


6.3. Assertion of Claims.

     No claim, demand, suit or cause of action shall be brought under Section
6.2 unless the Indemnified Persons, or any of them, give the Indemnifying Person written notice of the existence of any such claim, demand, suit or cause of action, stating with particularity the nature and basis of said claim, and the amount thereof, to the extent known, and providing to the extent reasonably available all written documentation relating thereto. Such written notice shall be delivered to the Indemnifying Person as soon as practicable upon receipt of actual knowledge of such claim, demand, suit or cause of action; provided, however, that the failure to provide such written notice shall not affect the Indemnified Persons' right to indemnification hereunder if failure to provide such written notice does not materially adversely affect the Indemnifying Person. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the applicable survival date, if any, for the enforcement of their rights under Section 6.2.


6.4. Notice and Defense of Third Party Claims.

     (a) In the event any action, suit or proceeding is brought by a third party against an Indemnified Person, with respect to which an Indemnifying Person may have liability under Section 6.2, the action, suit or proceeding shall, upon the written agreement of the Indemnifying Person that it is obligated with respect to such action, suit or proceeding, be defended (including all proceedings on appeal or for review which counsel for the defendant shall deem appropriate) and, unless otherwise provided below, controlled by such Indemnifying Person. The Indemnified Persons shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Persons, unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Person in connection with the defense of such action, suit or proceeding, (ii) the Indemnifying Person shall fail actively and diligently to defend such action, suit or proceeding, or (iii) the Indemnified Persons shall have reasonably concluded that there may be one or more legal or equitable defenses available to the Indemnified Persons which are different from or additional to those available to the Indemnifying Person, in any of which events the Indemnifying Person shall not have the right to direct the defense of such action, suit or proceeding on behalf of the Indemnified Persons and that portion of any fees and expenses of counsel related to matters covered by the indemnity agreement and contained in

Section 6.2 shall be borne by the Indemnifying Person. The Indemnified Persons shall be kept fully informed of such action, suit or proceeding at all stages thereof whether or not they are so represented. The Indemnifying Person shall make available to the Indemnified Persons and their attorneys and accountants all books and records of the Indemnifying Person relating to such action, suit or proceeding and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

     (b) The Indemnifying Person shall not make any settlement of any action, suit or proceeding without the written consent of the Indemnified Persons, which consent shall not be unreasonably withheld; provided, however, that in the event the Indemnified Persons refuse to consent to a settlement acceptable to the Indemnifying Person which is capable of settlement by the payment of money only and the Indemnifying Persons shall demonstrate to the reasonable satisfaction of the Indemnified Persons their ability to pay such amount, the Indemnifying Person may pay the amount of the proposed settlement to the Indemnified Persons and shall thereupon be released from any further liability with respect to such action, suit or proceeding.


6.5. Survival of Representations, Warranties and Covenants.

     The representations and warranties of the Seller contained in Section 3.1 and the representations and warranties of the Buyer contained in Section 3.2 shall survive the Closing and shall terminate forty-five (45) days following the second anniversary of the Signature Date; provided, however, that the representations and warranties of the Seller set forth in Sections 3.1(a), 3.1(b), 3.1(c) and 3.1(e), and the representations and warranties of the Buyer set forth in Sections 3.2(a) and 3.2(b), shall survive the Closing and remain in full force and effect until the expiration of the statute of limitations, if any, applicable to the matters set forth therein (and indefinitely, if none).


                                   ARTICLE VII

                                 NON-COMPETITION

     The parties hereby acknowledge that they have entered into an agreement regarding non-competition, as set forth in Section 15 of the Management Services Agreement.


                                  ARTICLE VIII

                              REPURCHASE OF ASSETS

     The Purchased Assets, except for the Accounts Receivable, are subject to repurchase by the Seller from the Buyer upon termination of the Management Services Agreement in accordance with Section 13.5 of the Management Services Agreement.


                                   ARTICLE IX

                       AMENDMENT, MODIFICATION AND WAIVER

     This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties. The waiver by one party of the performance of any covenant, condition or promise shall not invalidate this Agreement, nor shall it be considered as a waiver by such party of any other covenant, condition or promise. The delay in pursuing any remedy or in insisting upon full performance for any breach or failure of any covenant, condition or promise shall not prevent a party from later pursuing any remedies or insisting upon full performance for the same or any similar breach or failure.

                                    ARTICLE X

                                  MISCELLANEOUS


10.1. Transfer Taxes, Etc.

     The Seller shall pay all sales, use and excise taxes and all registration, recording or transfer taxes which may be payable in connection with the transactions contemplated by this Agreement.



10.2. Entire Agreement.

     This Agreement (including the recitals hereof and the Schedules and the Exhibits attached hereto), together with the Related Agreements referenced herein, contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, representations, warranties and understandings, either oral or written, between the parties with respect thereto.


10.3. Descriptive Headings.

     Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.


10.4. Notices.

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier, nationally-recognized overnight courier, or certified mail, postage prepaid, return receipt requested, addressed as follows:

     (a)  if to the Buyer, to:

          BMJ Medical Management, Inc.
          4800 North Federal Highway, Suite 104D
          Boca Raton, Florida  33431
          Attention:  President
          Telecopier: (561) 391-1389;

          with a copy to:

          O'Sullivan Graev & Karabell, LLP
          30 Rockefeller Plaza
          New York, New York  10112
          Attention:  Jeffrey S. Held, Esq.
          Telecopier: (212) 408-2420; and

     (b)  if to the Seller, to:

          Orthopaedic Surgery Associates, INC.
          1401 N.W. 9th Avenue
          Boca Raton, Florida  33486
          Attention:  President, M.D.
          Telecopier: (561) 395-4551;

          with a copy to:


          Strawn, Monaghan & Cohen, P.A.
          54 Northeast Fourth Avenue
          Delray Beach, Florida  33483
          Attention:  Jeffrey L. Cohen, Esq.
          Telecopier: (561) 278-9462;

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered if personally delivered or sent by telecopier, (ii) on the next Business Day after dispatch if sent by nationally-recognized, overnight courier and (iii) on the fifth Business Day after dispatch, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in the state of Florida are not required to be open.

10.5. Counterparts.

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


10.6. Bulk Sales Compliance.

     The Buyer hereby waives compliance by the Seller with the provisions of the "bulk sales laws" of any state which may be in effect and applicable to the transactions contemplated hereby; provided, however, that the Seller shall indemnify the Buyer in connection with such noncompliance to the extent provided in Article 6 hereof.


10.7. Governing Law; Jurisdiction.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without giving effect to the laws and principles thereof, or of any other jurisdiction, which would direct the application of the laws of another jurisdiction. The parties to this Agreement agree that jurisdiction and venue in any action brought pursuant to this Agreement by any party hereto may lie in any Federal or state court located in Broward County, State of Florida. By execution and delivery of this Agreement, the parties hereto irrevocably submit to the jurisdiction of such courts for themselves and in respect of their property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action, The parties hereto shall act in good faith and shall refrain from taking any actions to circumvent or frustrate the provisions of this Agreement.



10.8. Attorneys' Fees.

     In the event of any dispute or controversy arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the other party all costs and expenses, including attorneys' fees and accountants' fees, incurred in connection with such dispute or controversy.


10.9. Benefits of Agreement.

     The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by any party without the consent of the other party hereto, and any purported assignment without such consent shall be null and void.


10.10. Pronouns.

     As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.


10.11. Change of Law.

     In the event that legal counsel for either party reasonably determines (the "Legal Determination") that the ability of the parties to fulfill their material obligations hereunder are materially and adversely impacted by any change in Federal, state or local law, rules, regulations or any published official interpretation of any of the foregoing, as applied to this Agreement, and such Legal Determination is confirmed in writing by independent legal counsel jointly selected by the parties, then, the parties shall negotiate in good faith to amend this Agreement to avoid such materially adverse impact, if possible, while maintaining the material economic benefits intended to be conferred hereby. If this Agreement is not so amended within ninety (90) days after confirmation by the independent legal counsel, then this Agreement may be terminated by either party. The fees and expenses of the independent counsel shall be borne equally by the parties if such independent counsel confirms the Legal Determination, and shall be borne solely by the initiating party if the Legal Determination is not so confirmed. Each party shall pay its own legal costs and fees in connection with the foregoing.

                                     * * * *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Purchase Agreement to be executed on its behalf effective as of the day and year first above written.

                                       BMJ MEDICAL MANAGEMENT, INC.



                                       By:____________________________
                                          Name:
                                          Title:


                                       ORTHOPAEDIC SURGERY ASSOCIATES, INC.



                                       By:____________________________
                                          Name:
                                          Title:

                                                                         ANNEX I


                             Distribution of Shares
                             ----------------------



                 Name                                Shares
                 ----                                ------
          Stewart Eidelson, M.D.                     56,119
          John VanHouten, M.D.                       55,460
          Robert Zann, M.D.                          52,306
          Eric Shapiro, M.D.                         53,119
          Edgar Handal, M.D.                         22,747
                                                    -------
                                       TOTAL        239,751

                                                                 SCHEDULE 1.1(d)


                                    Supplies

     All of the medical supplies, office supplies, postage, and printed materials owned by the Seller and located on the premises of any of the Seller's offices at 12:01 a.m. on the Closing Date hereunder.

                                                                 SCHEDULE 1.1(e)


                               Accounts Receivable

     All of the Accounts Receivable of the Seller the payment of which would constitute "Collections" as defined in Section 5.3(c)(ii) of the Management Services Agreement, determined as of 12:01 a.m. of the Closing Date hereunder.

                                                                    SCHEDULE 2.2


                          Allocation of Purchase Price

Medical Equipment, Furniture, Furnishings,
Trade Fixtures, and Office Equipment      $     500,000.00
One Hundred Percent (100%) of the estimated
collectible amount of Accounts Receivable,
subject to adjustment in accordance with
Section 2.3      $   2,000,000.00

Purchase of intangible assets for access and
rights to same (going concern, work force in
place, access to patient records and logs,
and booked business)      $   4,109,299.00

                                        TOTAL:                $   6,609,299.00

The Shares issued as partial consideration hereunder are also allocated to the purchase of intangible assets for access and rights to same (going concern, work force in place, access to patient records and logs, and booked business).

                                                                 SCHEDULE 3.2(b)


                                 Buyer Consents


     The authorization of the Buyer's board of directors is required in connection with the consummation of the transactions contemplated by this Agreement, which consent has been obtained.

                                                                 SCHEDULE 3.2(c)



                                Buyer Litigation


     1. A former employee of the Parent has filed a complaint in the District Court of Harris County, Texas, which asserts claims arising out of his termination by the Company and an alleged stock purchase agreement among the Parent, such employee and the individuals mentioned in item numbered two below. The Parent has removed the case to the United States District Court for the Southern District of Texas.

     2. Certain individuals have filed a complaint in the District Court of Harris County, Texas, which claims that the Parent has breached an agreement for the sale of the Parent's securities to such individuals. The Parent has removed the case to the United States District Court for the Southern District of Texas.

                                                                       EXHIBIT A


                                  BILL OF SALE

     ORTHOPAEDIC SURGERY ASSOCIATES, INC., a Florida corporation (the "Seller"), hereby sells, conveys, transfers, assigns and delivers to BMJ MEDICAL MANAGEMENT, INC., a Delaware corporation (the "Buyer"), the following assets, properties, interests in properties and rights of the Seller (collectively, the "Purchased Assets"):


          1. the medical equipment owned by the Seller and listed on Schedule 1.1(a) of that certain Asset Purchase Agreement between the Seller and the Buyer entered into as of the date hereof (the "Asset Purchase Agreement");


          2. the furniture, furnishings, trade fixtures, and office equipment owned by the Seller and listed on Schedule 1.1(b) of the Asset Purchase Agreement;


          3. the Seller's rights and interests under the equipment leases identified on Schedule 1.1(c) of the Asset Purchase Agreement, subject to the Buyer's assumption of the obligations accruing thereunder from and after the date hereof;


          4. the supplies described on Schedule 1.1(d) of the Asset Purchase Agreement;


          5. the accounts receivable described on Schedule 1.1(e) of the Asset Purchase Agreement;


          6. the Seller's rights and interests under the office leases identified in Schedule 1.1(f) of the Asset Purchase Agreement, subject to the Buyer's assumption of the obligations accruing thereunder from and after the date hereof;


          7. the deposits identified on Schedule 1.1(g) of the Asset Purchase Agreement; and

          8. any additional items identified on Schedule 1.1(h) of the Asset Purchase Agreement.


All assets, properties, interests in properties, and rights of the Seller not expressly identified above or in the schedules referenced in the Asset Purchase Agreement (the "Excluded Assets") are expressly excluded from the assets of the Seller being sold, assigned, or otherwise transferred to the Buyer. To the extent that there is a conflict between the terms and provisions of this Bill of Sale and the Asset Purchase Agreement, the terms and provisions of the Asset Purchase Agreement shall prevail.


IN WITNESS WHEREOF, the Seller has executed this instrument on the ____ day of October, 1997, effective as of September 1, 1997.

                                        ORTHOPAEDIC SURGERY ASSOCIATES, INC.



                                        By:______________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT B


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS AGREEMENT (the "Agreement") is entered into on October __, 1997, effective as of September 1, 1997, between ORTHOPAEDIC SURGERY ASSOCIATES, INC. ("Assignor") and BMJ MEDICAL MANAGEMENT, INC. ("Assignee").

     A. Pursuant to the terms of the Asset Purchase Agreement dated as of the date hereof (the "Asset Purchase Agreement"), between Assignor, as Seller, and Assignee, as Buyer, Assignor has concurrently with the delivery hereof, sold, conveyed, transferred, assigned and delivered to Assignee certain assets of Assignor (the "Purchased Assets"), which are specifically identified in the Asset Purchase Agreement.

     B. In partial consideration of the Purchased Assets, the Asset Purchase Agreement provides that Assignee shall assume certain liabilities of Assignor, identified in Section 1.3 of the Asset Purchase Agreement.

     NOW, THEREFORE, Assignor and Assignee hereby agree as follows:

     1. Assignment; Assumption.

     Assignor hereby assigns, transfers and delivers to Assignee, and Assignee does hereby accept, all of Assignor's rights, titles, and interests, legal and equitable, in, to and under the equipment leases and office leases identified in
Schedule 1.1(c) and Schedule 1.1(f) of the Asset Purchase Agreement (the "Assigned Contracts"), and Assignee agrees to assume and to pay when due, those liabilities accruing from and after the date hereof under the Assigned Contracts and to observe, perform, and comply with the covenants, restrictions, limitations, and conditions imposed upon Assignor under the

Assigned Contracts; provided, however, that any and all obligations and liabilities arising under any such lease as of or prior to the Closing Date and any and all obligations and liabilities arising out of or in connection with the Seller's breach of any such lease shall, in each case, remain the obligations and liabilities of the Seller.

     2. Limitation of Assumption.

          2.1 Right to Contest Obligations.

     Nothing contained in this Agreement shall require that Assignee perform, pay or discharge any obligation expressly assumed hereby so long as Assignee shall in good faith contest or cause to be contested the amount or validity thereof.

          2.2 Obligations Not Assumed.

     Other than as specifically stated above, Assignee is not assuming any liabilities or obligations of the Assignor (whether fixed or contingent, known or unknown, matured or unmatured).

     To the extent there is a conflict between the terms and provisions of this Assignment and Assumption Agreement and the Asset Purchase Agreement, the terms and provisions of the Asset Purchase Agreement shall prevail.


                                     * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first above written.

                                            ORTHOPAEDIC SURGERY ASSOCIATES,
                                            INC.



                                            By:______________________________
                                                Name:
                                                Title:


                                            BMJ MEDICAL MANAGEMENT, INC.



                                            By:______________________________
                                                Name:
                                                Title: